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                                                                    EXHIBIT 5.1

STRADLING YOCCA CARLSON & RAUTH LETTERHEAD
        A PROFESSIONAL CORPORATION
             ATTORNEYS AT LAW
   660 NEWPORT CENTER DRIVE, SUITE 1600               SAN FRANCISCO OFFICE
   NEWPORT BEACH, CALIFORNIA 92660-6441         44 MONTGOMERY STREET, SUITE 2950
         TELEPHONE (949) 725-4000                SAN FRANCISCO, CALIFORNIA 94104
         FACSIMILE (949) 725-4100                   TELEPHONE (415) 283-2240
                                                    FACSIMILE (415) 283-2255



                                  May 28, 1999



Bridgford Foods Corporation
1308 North Patt Street
Anaheim, California  92801

               RE:  Registration Statement on Form S-8

Gentlemen:

               At your request, we have examined the form of Registration Statement on Form S-8 (the "Registration Statement") being filed by Bridgford Foods Corporation, a California corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 900,000 shares of the Company's common stock, $1.00 par value ("Common Stock"), issuable under the Company's 1999 Stock Incentive Plan (the "Plan").

               We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

               Based on the foregoing, it is our opinion that the 900,000 shares of Common Stock to be issued under the Plan against full payment in accordance with the respective terms and conditions of the Plan will be legally and validly issued, fully paid and nonassessable.

               We consent to the use of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        /s/ Stradling Yocca Carlson & Rauth
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                                        STRADLING YOCCA CARLSON & RAUTH